                                  PRESS RELEASE
                    FOR RELEASE AUGUST 11, 2006 AT 4:00 P.M.

                          For More Information Contact
                                  David Meadows
                                 (410) 256-5000
                          Baltimore County Savings Bank

                               BCSB BANKCORP, INC.
                          REPORTS JUNE 30, 2006 RESULTS

BCSB Bankcorp,  Inc.  (NASDAQ:  BCSB),  the holding company for Baltimore County
Savings  Bank,  FSB,  reported  a loss of $6.9  million  or $1.18  per basic and diluted share for the quarter ended June 30, 2006. The loss was from a check kiting fraud perpetrated on the Bank by a commercial deposit customer as previously reported by the Company. The Company continues to aggressively pursue collection of the loss from the customer and there is also the possible recovery from insurance policies. The customer has filed bankruptcy and the recovery process is expected to require an extended period of time to resolve. The Bank continues to satisfy all regulatory capital requirements and is "well capitalized" under applicable government regulations.

Interim President David M. Meadows, noted that the Company will continue its strategic focus centered on retail growth of deposits and loans while correspondingly reducing the level of borrowings and investments. During the quarter, interest income increased by $1.1 million or 11.6% from $9.1 million for the three months ending June 30, 2005 to $10.2 million for the three months ending June 30, 2006. Interest and fees on loans increased by $1.2 million or 18.8% from $6.1 million for the three months ending June 30, 2005 to $7.3 million for the three months ending June 30, 2006. The average balance of loans receivable increased $50.3 million from $416.4 million as of June 30, 2005 to $466.7 million as of June 30, 2006, and an increase in the average yield earned on loan receivables of 35 basis points from 5.87% as of June 30, 2005 to 6.22% as of June 30, 2006. The average balance of deposits increased by $28.9 million or 4.9% from $590.2 million as of June 30, 2005 to $619.1 million as of June 30, 2006. The Company was able to increase its deposits through normal marketing efforts and the opening of three new offices. Mr. Meadows noted that interest expense which consists of interest on deposits and interest on borrowings increased to $6.6 million for the three months ended June 30, 2006 as compared to $5.2 million during the three months ending June 30, 2005 which also impacted the quarterly earnings. The Bank's overall strategy is to increase core deposits and reduce borrowings over time gradually improving profitability as the Bank's branches continue to grow.

BCSB Bankcorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. The Bank currently operates 18 offices throughout the Baltimore Metropolitan region. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions, and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               BCSB Bankcorp, Inc.
                         Summary of Financial Highlights
                Consolidated Statements of Financial Condition
                                   (Unaudited)


                                                                 September
                                              June 30,              30,
                                                2006                2005
                                                 (Dollars in Thousands)
ASSETS
Cash, equivalents and time deposits         $     19,400        $     23,529
Investment Securities                            152,908             153,381
Loans and Mortgage Backed Securities             588,308             592,937
Other Assets                                      48,680              42,898
                                            -------------       -------------
TOTAL ASSETS                                $    809,296        $    812,745
                                            =============       =============

LIABILITIES
Deposits                                    $    619,652        $    597,669
Borrowings                                       126,017             144,796
Junior Subordinated Debentures                    23,197              23,197
Other Liabilities                                  8,567               5,043
                                            -------------       -------------

TOTAL LIABILITIES                                777,433             770,705
TOTAL STOCKHOLDERS' EQUITY                        31,863              42,040
                                            -------------       -------------

TOTAL LIABILITIES & STOCKHOLDERS'           $    809,296        $    812,745
EQUITY
                                            =============       =============

                      Consolidated Statements of Operations
                                   (Unaudited)
                              (Dollars in Thousands
                            except per share data)


                                           Nine Months ended           Three Months ended
                                                June 30,                       June 30,


                                          2006           2005          2006          2005
                                          ----           ----          ----          ----
Interest Income                          $29,656        $26,669       10,179        $ 9,119
Interest Expense                          18,712         14,698        6,607          5,238
                                          -------        -------      -------       -------

Net Interest Income                      $10,944       $ 11,971       $3,572        $ 3,881
(Reversal) Provisions for Loan Losses       (109)           168           --             48
                                          -------        -------      -------       -------

Net Interest Income After (Reversal)     $11,053        $11,803       $3,572        $ 3,833
  Provision for Loan Losses
Total Non-Interest Income                    904          1,663          380          1,148
Total Non-Interest Expenses               22,613         12,553       14,445          4,230
                                          -------        -------      -------       -------

(Loss) Income Before Tax Expense        $(10,656)       $   913      (10,493)       $   751
  (Benefit)
Income Tax Expense (Benefit)              (3,761)           198       (3,603)           217
                                          -------        -------      -------       -------

NET INCOME (LOSS)                        $(6,895)       $   715       $6,890        $   534
                                          -------        -------      -------       -------


Basic and Diluted (Loss) Earnings Per    $ (1.18)          0.12       $(1.18)      $   0.09
  Share                                   -------        -------      -------       -------

